SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant To
                              Section 14(A) Of The
                         Securities Exchange Act Of 1934


                           Filed by the Registrant [x]
                 Filed by a Party other than the Registrant [ ]


                           Check the appropriate box:
                       [X] Preliminary Proxy Statement [ ]
                Confidential, for Use of the Commission Only (as
                                  permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      COMMONWEALTH CASH RESERVE FUND, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction  applies: __________
2)   Aggregate number of securities to which transaction applies: ______________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________
4)   Proposed maximum aggregate value of transaction: __________________________
5)   Total fee paid: ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid: ________________________________________________
2)   Form, Schedule or Registration Statement No.: __________________________
3)   Filing Party: __________________________________________________________
4)   Date Filed: ____________________________________________________________

                      COMMONWEALTH CASH RESERVE FUND, INC.
                                FEDERAL PORTFOLIO

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JANUARY 27, 2004

To the Shareholders of Commonwealth Cash Reserve Fund, Inc.

A Special Meeting (the "Special Meeting") of Shareholders of Commonwealth Cash Reserve Fund, Inc. (the "Corporation") Federal Portfolio (the "Portfolio") will be held at [11:00 A.M.] on January 27, 2004, at the Capital Club - Richmond, 1051 East Cary Street, Suite 300-400, Richmond, Virginia 23219.

At the Special Meeting, shareholders will be asked:

     1. To approve an amendment to the Corporation's Amended and Restated Articles of Incorporation that will authorize the Corporation's Board of Director to establish separate series of shares within the Federal Portfolio, and

     2. To transact such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

Shareholders of record at the close of business on December 15, 2003, will be entitled to receive notice of and to vote at the Special Meeting.

                                              By Order of the Board of Directors
                                                            ______________, 2003


WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE CORPORATION OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED FORM OF PROXY, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                      COMMONWEALTH CASH RESERVE FUND, INC.
                                FEDERAL PORTFOLIO
                                  P.O. Box 1192
                          Richmond, Virginia 23209-1192
                                 (800) 338-3383

                         SPECIAL MEETING OF SHAREHOLDERS
                         to be held on January 27, 2004

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of Commonwealth Cash Reserve Fund, Inc. (the "Corporation") for use at the Special Meeting of Shareholders of the Federal Portfolio, and any adjournments thereof, to be held on January 27, 2004, at the Capital Club - Richmond, 1051 East Cary Street, Suite 300-400, Richmond, Virginia 23219, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

The presence, in person or by proxy, of shares representing at least a majority of the outstanding shares of the Federal Portfolio as of the close of business on December 15, 2003 ("Record Date") is required to take action at the Special Meeting. Shareholders of record of the Federal Portfolio ("Record Holders") as of the Record Date will be entitled to be present and to vote at the Special Meeting. Each share of capital stock is entitled to one vote, and fractional shares of capital stock are entitled to proportionate shares of one vote. Shareholders do not have cumulative voting rights. The proposed amendment that comprises the Proposal requires the affirmative vote of the holders of more than 50% of the Record Holders. On the Record Date, there were __________________ shares of the Portfolio's capital stock outstanding.

This Proxy Statement and accompanying Proxy Card will be mailed to Record Holders on or about December 24, 2003. By properly executing and returning the Proxy Card, a Record Holder will appoint those individuals named as proxies ("Proxies") to vote on their behalf at the Special Meeting. Shares represented by each such Proxy Card will be voted at the Special Meeting in accordance with the instructions on the Proxy Card. If no instructions are specified, shares will be voted "FOR" the proposal set forth in the Proxy Statement. If sufficient votes to approve the proposal are not received, the Proxies may vote to adjourn the Special Meeting to permit further solicitation of proxies. A Record Holder may revoke their appointment of Proxies by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Corporation or by returning a subsequently dated Proxy Card to the Corporation.

Proxy solicitations will be made primarily by mail, but such solicitations may also be made by telephone or in person by officers or employees of the Corporation or its investment adviser, in each case, without separate compensation. All cost associated with the solicitation of proxies, including expenses incurred in connection with the preparation and mailing of this Proxy Statement, will be paid by the Corporation's investment adviser.

Copies of the Corporation's most recent report to shareholders relating to the Federal Portfolio, dated September 30, 2003, have been previously delivered to shareholders of the Federal Portfolio. Shareholders of the Federal Portfolio may obtain additional copies of such report without charge by writing to the Corporation at P.O. Box 1192, Richmond, Virginia 23209-1192 or by calling toll free 1-800-338-3383.

                               SUMMARY OF PROPOSAL
                               -------------------

It is proposed that the Corporation's Amended and Restated Articles of Incorporation ("Corporate Charter") be amended to permit the Corporation's Board of Directors ("Board") to establish two separate series shares within the Federal Portfolio, comprising the existing shares of the Federal Portfolio ("Existing Shares") and a second series of shares ("New Class"). This amendment may be implemented only with the approval of the Record Holders and the purpose of this proxy solicitation is to secure the required shareholder approval.

As more fully described below, the creation of the New Class will not dilute or diminish the interest of the Record Holders in the Federal Portfolio and will not increase the expenses associated with their investment in the Federal Portfolio. If the proposed amendment to the Corporate Charter is approved as proposed (the "Charter Amendment" or the "Proposal"), management of the Corporation intends to make shares of the New Class available to investors whose accounts may be more costly for the Corporation to maintain while, at the same time, ensuring that such account maintenance expenses are borne solely by the holders of the New Class.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
                           PROPOSED CHARTER AMENDMENT.

                         The Proposed Charter Amendment.

If approved by the Record Holders of the Federal Portfolio, Article IV of the Corporate Charter will be amended by adding the language set forth below to the end of that provision. A complete copy of the Corporation's Corporate Charter appears as Appendix A to this Proxy Statement.

     Two separate series of the Federal Portfolio, to be designated as "Federal Portfolio -- Series A" and "Federal Portfolio -- Series B" are hereby constituted. One billion shares of the authorized shares of the Federal Portfolio, including all of the issued and outstanding shares of the Federal Portfolio as of the date following the date on which the prospectus relating to the Federal Portfolio -- Series B Shares becomes effective pursuant to the Securities Act of 1933, are hereby designated as shares of Federal Portfolio -- Series A and 500,000,000 shares of the authorized shares of the Federal Portfolio are designated as shares of Federal Portfolio -- Series B.

                              Regulatory Background

The Corporation, an open-end management investment company registered under the Investment Company Act of 1940 ("Investment Company Act"), is organized under the Virginia Stock Corporation Act and is governed by its Corporate Charter. Consistent with relevant provisions of the Investment Company Act, the Corporate Charter permits the Corporation to issue three separate investment portfolios, one of which is the Federal Portfolio. The Investment Company Act and the Corporate Charter also permit the Corporation's Board to establish two or more separate series or classes of shares within any of the Corporation's portfolios provided that certain conditions are met. In the case of the Investment Company Act, a separate series or class may be established within the Federal Portfolio by the Board without action by the Corporation's shareholders. As indicated in the summary above, however, Virginia law and current provisions of the Corporate Charter, provide that separate series or class of shares may be established within the Federal Portfolio only by amending the Corporate Charter and further provide that such an amendment requires the approval of the approval of the holders of any issued and outstanding shares of the Federal Portfolio.

IMPACT OF THE PROPOSAL. This proposal is intended to enhance the Portfolio's ability to sell its shares to a wider range of institutional and municipal investors than is currently the case. This, in management's view, may broaden the shareholder base of the Federal Portfolio, increase assets and, potentially, reduce the operating expenses of the Federal Portfolio as a whole. In general, the rights and privileges associated with the New Class will be the same as those enjoyed by the holders of the Existing Shares except that the allocation of distribution, administrative, support service and related incremental expenses (i.e., transfer agency, postage, printing) would be specific to each class.

If the Charter Amendment is adopted as proposed, the interests of the Record Holders will be unchanged, except that the Existing Shares will be re-designated as shares of Federal Portfolio -- Series A. It should be noted, however, that holders of the New Class will have the right to vote on matters that affect the New Class, including the right to elect directors, approve or disapprove future amendments to the Corporate Charter, and investment advisory agreements. This means that a proposal submitted to all of the shareholders of the Federal Portfolio and favored by the holders of the Existing Class may be defeated in the event the proposal is not approved by the holders of a majority of all of the Portfolio's issued and outstanding shares. It should also be noted that the Board has approved a plan for the creation of separate series or classes in other investment portfolios offered by the Corporation and has taken steps to implement that plan, together with certain changes in certain of the operating and service agreements relating to the Corporation's investment portfolios, in accordance with relevant provisions of the Investment Company Act and Virginia law. Similar steps will also be taken with respect to the Federal Portfolio in the event the proposed Charter Amendment is approved the Record Holders.

                             MANAGEMENT OF THE FUND

PFM is the Fund's current investment adviser. Its principal office is located at One Keystone Plaza, Suite 300, North Front & Market Streets, Harrisburg,
Pennsylvania, 17101; additional offices are located at Two Logan Square, Suite 1600, 18th & Arch Streets, Philadelphia, Pennsylvania 19103 and at 50 California Street, San Francisco, California 94111. Pursuant to separate agreements, PFM also serves as the administrator and transfer agent for each of the Corporation's portfolios, including the Federal Portfolio.

Commonwealth Financial Group, Inc. ("Distributor"), the address of which is 38 Cohasset Lane, Cherry Hill, New Jersey 08003, serves as the principal underwriter of the Corporation's shares, pursuant to an agreement last approved for continuance by the Fund's Board at its meeting held on April 25, 2002. Jeffrey A. Laine, who serves as a director of the Fund as well as its President and Treasurer, is the President of the Distributor.

                                OTHER INFORMATION

BROKER NON-VOTES. Broker non-votes are shares held in the name of a broker or nominee as to which instructions have not been received from the beneficial owners or other persons entitled to vote and the broker or nominee does not have discretionary voting authority. Broker non-votes (and abstentions) will be counted as shares present at the Special Meeting for purposes of determining whether a quorum is established but will not be voted on any proposal as to which the abstention or broker non-vote applies. Accordingly, abstentions and broker non-votes will have the effect of a vote against each proposal for which the required vote is a percentage of the shares present at the Special Meeting or outstanding.

INFORMATION REGARDING 5% HOLDERS OF CORPORATION SHARES. Set forth below is certain information as to all persons known to the Corporation to own of record or beneficially 5% or more of the Fund's shares on December 15, 2003. ___________________- may be deemed to control the Federal Portfolio by virtue of its ownership of more than _________% of the shares of the Federal Portfolio.

     INVESTOR               NUMBER OF SHARES [DATE]                SHARE %
     --------               -----------------------                -------

VIRGINIA LAW MATTERS. In accordance with Virginia law and under the Corporation's bylaws, the Corporation is not required to hold annual meetings in any year in which the election of directors is not required to be held under the Investment Company Act, and does not intend to do so unless there are matters required to be acted upon by shareholders. In the event the Corporation holds an annual meeting, it will inform shareholders thereof and the date by which proposals of shareholders must be received for inclusion in the Proxy Statement and Form of Proxy for the annual meeting. A shareholder proposal intended to be presented at any meeting of shareholders of the Corporation hereinafter called must be received by the Corporation a reasonable time before the Board of Director's solicitation relating thereto is made in order to be included in the Corporation's Proxy Statement and Form of Proxy relating to that meeting and presented at the meeting. Notice of shareholder proposals to be presented at any annual meeting of shareholders of the Corporation but not intended to be included in the Corporation's Proxy Statement and Form of Proxy relating to that meeting is not required. In order to be presented in the Notice to a Special Meeting, a shareholder proposal must be received by the Corporation a reasonable time before the Board of Director's solicitation relating thereto is made in order to be included in the Corporation's Proxy Statement and Form of Proxy relating to that meeting. Therefore because of the requirement that the only business that may be conducted at a special meeting must be included in the Notice for that meeting, no shareholder proposals may be presented at this Special Meeting. The mere submission of a proposal by a shareholder does not guaranty that this proposal will be included in the Proxy Statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

                                                                       EXHIBIT A
   THE FOLLOWING IS THE TEXT OF THE CORPORATE CHARTER, MARKED TO THE MANNER IN
   ---------------------------------------------------------------------------
                       WHICH IT IS PROPOSED TO BE AMENDED.
                       -----------------------------------

                                    ARTICLE I

     The name of the Corporation is Commonwealth Cash Reserve Fund, Inc.

                                   ARTICLE II

(a) NUMBER AND DESIGNATION. The number and designation of shares that the Corporation shall have authority to issue are as follows:

     Class                                      Number of Shares
     -----                                      ----------------
     Commonwealth Cash Reserve Fund             2,000,000,000
     Federal Portfolio                          2,000,000,000
     Money Market Portfolio                     3,000,000,000


(b) The Board of Directors is authorized to issue shares for each class from time to time in one or more series. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, in the manner as required by law.

(c) All shares of the Corporation shall have the rights and preferences set forth in Article III hereof, provided that the Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Virginia Stock Corporation Act, of any class of shares of capital stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series. Each new series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof.

(d) Nothing in this Article II shall be deemed to restrict the ability of the Board of Directors, without further action by the Corporation's stockholders, to authorize one or more of the following actions, if the action or actions sought to be taken would, but for this Article II, be permitted by the Virginia Stock Corporation Act: (i) increase the number of shares of capital stock that the Corporation is authorized to issue; (ii) establish additional classes of capital stock of the Corporation; (iii) designate and redesignate authorized and unissued shares of capital stock of the Corporation as shares of any class of stock or as shares of any series within any such class; or (iv) change the name of the Corporation, any class of shares or any series of shares within any such class.

                                   ARTICLE III

(a) No holder of shares of the capital stock of the Corporation shall, as such holder, have any right to purchase and subscribe for any shares of the capital stock of the Corporation which the Corporation may issue or sell (whether consisting of shares of capital stock authorized by these Articles of Incorporation, or shares of capital stock of the Corporation acquired by it after the issue thereof, or other shares) other than any right which the Board of Directors of the Corporation, in its discretion, may determine.

(b) Shares of each class of shares of capital stock of the Corporation shall have the rights and preferences set forth below:

     (i) Assets Held with Respect to Classes. All consideration received by the Corporation for the issue or sale of shares of any class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (hereinafter "assets held with respect to" such class) shall irrevocably be held with respect to that class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets with respect to any particular class (collectively, "General Assets"), such assets shall be allocated among the then outstanding classes based on the relative net asset value of each such class or on such other basis as may be determined by the Board of Directors, in its sole discretion, to be fair and equitable, provided that such method is consistent with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. Any such allocation by the Board of Directors shall be conclusive and binding upon the shareholders of all classes for all purposes.

     (ii) Liabilities Held with Respect to a Particular Class. All expenses, costs, charges and reserves ("liabilities") of the Corporation that are readily identifiable as being attributable to any particular class or classes (hereinafter "liabilities held with respect to" a class) shall be charged against the assets held with respect to that class and shall be allocated and charged by the Corporation to, between or among any one or more of such classes and so recorded upon the books of account of the Corporation, provided that the foregoing shall not limit the ability of the Board of Directors to fix, in whole or in part, the preferences, limitations and relative rights of any series within a class in accordance with Article II of these Articles of Incorporation. In fixing such rights and preferences, the Board of Directors may allocate to a particular series within a single class expenses that are not allocated to other series with such class. In the event that there are any liabilities of the Corporation that are not readily identifiable as being held with respect to any particular class or classes ("General Liabilities"), such liabilities shall be allocated among the then outstanding classes based on the relative net asset value of each such class or on such other basis as may be determined by the Board of Directors, in its sole discretion, to be fair and equitable, provided that such method is consistent with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. Any such allocation by the Board of Directors shall be conclusive and binding upon the shareholders of all classes for all purposes.

     (iii) Voting. With respect to any matter submitted to the stockholders of the Corporation, holders of all classes (and all series, if any, within each class) that are affected by such matter shall vote, one vote per share, in the aggregate and without differentiation. Notwithstanding the foregoing, to the extent that the Investment Company Act of 1940 or rules promulgated thereunder provide that a matter shall not be deemed to have been effectively acted upon with respect to any affected class or series unless approved by the holders such class or series, the holders of each class and/or series, as the case may be, shall vote separately, one vote per share, on such matter, provided that holders of any class or series within a class that is not affected by a matter shall not be entitled to vote with respect to such matter.

     (iv) Equality. All shares of each particular class shall have preferences, limitations and relative rights identical to those of other shares of the same class and all such shares shall represent an equal proportionate interest in the assets held with respect to such class, except (a) to the extent that the Board of Directors shall have established two or more separate series within any such class and shall have established differing relative rights for such series in accordance with Article II of these Articles of Incorporation; and
           (b) except as set forth in Section (b)(iii) of this Article III. All shares of a series shall have preferences, limitations and relative rights identical to those of other shares of the same series and, except to the extent otherwise provided in the description of the series (and except as set forth in Section (b)(iii) of this Article
           III) with those of shares of other series of the same class. Any fractional share of any class (or any series within any class) shall carry proportionately all of the rights and obligations of a whole share of such class or series, including rights with respect to voting, receipt of dividends and distributions, redemption of shares and termination of the Corporation.

     (v) Dividends and Distributions. No dividend or distribution (including without limitation, any distribution paid upon termination of the Corporation or of any class of shares of the Corporation) nor any redemption or repurchase of shares of any class shall be effected by the Corporation other than from the assets held with respect to such class and, in the case of shares of a particular series within a class, only in accordance with the relative rights and preferences established by the Board of Directors for any such series in accordance with Article II hereof. No shareholder of any class shall have any right or claim against the assets held with respect to any other class except to the extent that such shareholder has such a right or claim hereunder as a shareholder of such other class or pursuant to any right of indemnification afforded to the Corporation's officers or directors under the Corporation's bylaws and/or under Virginia corporate law.

                                   ARTICLE IV

A separate series of the Commonwealth Cash Reserve Fund Class, to be designated as "Commonwealth Cash Reserve Fund - Series A," is hereby constituted and one billion (1,000,000,000) shares of such class are designated as shares of such new series. Two separate series of the Federal Portfolio, to be designated as "Federal Portfolio -- Series A" and "Federal Portfolio -- Series B" are hereby constituted. One billion shares of the authorized shares of the Federal Portfolio, including all of the issued and outstanding shares of the Federal Portfolio as of the date following the date on which the prospectus relating to the Federal Portfolio - Series B Shares becomes effective pursuant to the Securities Act of 1933, are hereby designated as shares of Federal Portfolio -- Series A and 500,000,000 shares of the authorized shares of the Federal Portfolio are designated as shares of Federal Portfolio -- Series B.

                                    ARTICLE V

In addition to those powers set forth in the Code of Virginia in Section 13.1-627 as they may be hereafter changed, the Corporation shall have to power to issue, sell, purchase, redeem, acquire, hold, resell, reissue, retire or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of the Commonwealth of Virginia and these Articles of Incorporation and authorized by its Board of Directors.

                                   ARTICLE VI

The Corporation shall, subject to legal requirements and limitations, redeem any of its issued and outstanding shares of stock at the option of any shareholder upon the terms and conditions determined from time to time by the Board of Directors for a consideration not exceeding the proportionate interest of such shares of stock in the assets of the Corporation or in the cash equivalent of the proportionate interest of such shares of stock in the assets of the Corporation.

                                   ARTICLE VII

Except to the extent necessary to satisfy any requirements of the Investment Company Act of 1940, any action to be taken or authorized, which would otherwise require approval by the affirmative vote of more than a majority of the outstanding shares of the capital stock of the Corporation, that action shall be valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares entitled to thereon.

                                  ARTICLE VIII

No provisions of these Articles shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940 or any valid rule, regulation or order of the Securities and Exchange Commission thereunder.

                                   ARTICLE IX

The Board of Directors from time to time may authorize the Corporation to enter into one or more custodial agreements or arrangements whereby assets of the Corporation are deposited in the custody of one or more banks, trust companies or other persons, firms or corporations qualified to perform such services.

                                    ARTICLE X

The Board of Directors from time to time may authorize the Corporation to enter into one or more agreements or arrangements whereby various services including, without limitation, investment adviser, underwriter, broker, dealer, depository, registrar, transfer agent, and divided disbursing agent are performed by other persons, firms or corporations qualified to perform such services.

                                   ARTICLE XI

Except as may be necessary to satisfy the requirements of the Investment Company Act of 1940, shares of Commonwealth Cash Reserve Fund - Series A shall be sold, issued, transferred, held, and titled solely to Virginia cities, counties, towns, and other Virginia public bodies, public officers, municipal corporations and political subdivisions, and to such other persons or entities as the Board of Directors may, from time to time approve.